OAKWOOD MORTGAGE INVESTORS, INC. 1996-B   REPORT DATE: JUNE 6, 1997
 OAKWOOD ACCEPTANCE CORP. -  SERVICER      POOL REPORT # 11
 REMITTANCE REPORT                         Page 1 of 6
 REPORTING MONTH: MAY 31, 1997


                             Scheduled Principal Balance of Contracts
 ---------------------------------------------------------------------------------------

 Beginning                                                                    Ending
 Principal       Scheduled       Prepaid       Liquidated   Contracts        Principal
 Balance         Principal       Principal     Principal    Repurchased       Balance
 ---------------------------------------------------------------------------------------


199,776,274.57   (527,785.56) (607,853.15)    (586,135.15)   0.00          198,054,500.71
 =========================================================================================








Scheduled                            Scheduled                                                   Amount
Gross            Servicing           Pass Thru          Liquidation      Reserve                 Available for
Interest            Fee              Interest           Proceeds         Fund Draw               Distribution
----------------------------------------------------------------------------------------------------------------


 1,863,177.49      166,480.23        1,696,697.26        436,140.64         0.00              3,434,956.84
==================================================================================================================







            Mezzanine Reserve Fund as of Cutoff Date
-------------------------------------------------------------------

  Beginning                       Investment      Balance Before     Reserve    Reserve            Balance After
   Balance     Deposits  Distrib.  Interest    Current Distribution  Fund Draw  Fund Deposit   Current Distribution    Excess
----------------------------------------------------------------------------------------------------------------------------------

433,044.02     0.00      -1,719.02 1,767.53       433,092.53          0.00        0.00           433,092.53             1,767.53
==================================================================================================================================


Class B-1 Reserve Fund as of Cutoff Date
  Beginning                         Investment     Balance Before      Reserve       Reserve         Balance After
   Balance    Deposits   Distrib.    Interest   Current Distribution  Fund Draw    Fund Deposit    Current Distribution      Excess
----------------------------------------------------------------------------------------------------------------------------------

 324,783.27    0.00      -1,289.27     1,325.65          324,819.65       0.00        0.00           324,819.65          1,325.65
===================================================================================================================================



Class B-2 Reserve Fund as of Cutoff Date
Beginning                            Investment    Balance Before      Reserve       Reserve      Balance After
 Balance       Deposits   Distrib.    Interest  Current Distribution  Fund Draw    Fund Deposit Current Distribution     Excess
-----------------------------------------------------------------------------------------------------------------------------------

 216,521.50     0.00     -859.50     883.77         216,545.77            0.00         0.00          216,545.77            883.77
===================================================================================================================================





Reserve Fund Required Balance
----------------------------------------------------
Before Current         After Current
Distribution            Distribution
----------------------------------------------------
  431,325.00            431,325.00
====================================================

Reserve Fund Required Balance
----------------------------------------------------
Before Current            After Current
Distribution              Distribution
----------------------------------------------------
 323,494.00                323,494.00
====================================================

Reserve Fund Required Balance
----------------------------------------------------
Before Current            After Current
Distribution              Distribution
----------------------------------------------------
 215,662.00                215,662.00
====================================================




             Certificate Account
----------------------------------------------------------------------------------------
Beginning               Deposits                             Investment       Ending
 Balance         Principal    Interest      Distributions     Interest        Balance
-----------------------------------------------------------------------------------------
 1,039,070.10   1,706,331.38  1,811,775.39  (3,828,537.54)   2,943.64      731,582.97
=========================================================================================


                 P&I Advances at Distribution Date
---------------------------------------------------------------
  Beginning           Recovered     Current          Ending
   Balance             Advances    Advances         Balance
----------------------------------------------------------------
 1,657,404.01       1,567,152.91 1,526,665.55    1,616,916.65
=================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B       REPORT DATE: JUNE 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER          POOL REPORT # 11
REMITTANCE REPORT
REPORTING MONTH: MAY 31, 1997                 Page 2 of 6


Class B Crossover Test                                                  Test Met?
-----------------------------------------------------------            --------------

(a) Remittance date on or after January 2001                                     N

(b) Average 60 day Delinquency rate <=       5%                                  Y

(c) Average 30 day Delinquency rate <=       7%                                  Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                  Aug. 1996 -Aug. 1997       4%                                  N
                  Jan 2001 -Aug. 2002        7%                                  N
                  Aug. 2002 - Jan. 2003      8%                                  N
                  Jan, 2003 -                9%                                  N


(e) Current realized loss ratio     <=       2.75%                               Y

(f) Are class B principal balances plus Accelerated
     Principal Distributions        >=       22.750%
     of stated scheduled pool balance

             Beginning B-1 balance                              16,983,002.06
             Beginning B-2 balance                              10,614,543.63
             Beginning Accelerated Principal Distribution          438,749.31
                                                               --------------
                                                                28,036,295.00
             Divided by beginning pool
             balance                                           199,776,274.57
                                                                -------------
                                                                      14.034%    N
                                                               ==============





Average 60 day delinquency ratio:

                      Over 60s           Pool Balance              %
                     -----------------------------------------

Current Mo           6,631,574.15        198,054,500.71          3.35%
1st Preceding Mo     6,410,745.32        199,776,274.57          3.21%
2nd Preceding Mo     5,968,141.52        201,726,190.22          2.96%
                                                  Divided by         3
                                                               -------
                                                                 3.17%
                                                               =======

Average 30 day delinquency ratio:


                        Over 30s     Pool Balance                  %
                  --------------------------------------------
Current Mo           9,498,685.85    198,054,500.71              4.80%
1st Preceding Mo     9,118,247.60    199,776,274.57              4.56%
2nd Preceding Mo     9,092,747.24    201,726,190.22              4.51%
                                                Divided by           3
                                                              --------
                                                                 4.62%
                                                              ========

Cumulative loss ratio:

                               Cumulative losses          1,002,965.10
                                                       ----------------
Divided by Initial Certificate Principal                215,662,295.00    0.465%
                                                                        ========



Current realized loss ratio:
                     Liquidation           Pool
                       Losses             Balance
                    ----------------------------------------------

Current Mo              149,994.51       199,776,274.57
1st Preceding Mo        172,801.69       201,726,190.22
2nd Preceding Mo        191,835.51       203,392,542.63

                                                                          1.025%
                                                                        ========

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                REPORT DATE: JUNE 6, 1997
REMITTANCE REPORT                                   POOL REPORT # 11
REPORTING MONTH: MAY 31, 1997                                  Page 3 of 6



                                                                                 Delinquency Analysis

                                                31 to 59 days         60 to 89 days        90 days and Over        Total Delinq.
                    No. of     Principal              Principal             Principal             Principal           Principal
                    Loans       Balance       #        Balance       #       Balance    #          Balance       #      Balance
                    --------------------------------------------------------------------------------------------------------------

Excluding Repos   7,237     194,366,223.87   96    2,679,539.02    37    1,144,493.97   63    2,029,099.07    196     5,853,132.06

          Repos     124       3,688,276.84    8      187,572.68    17      456,712.49   96    3,001,268.62    121     3,645,553.79
                ------------------------------------------------------------------------------------------------------------------

          Total   7,361     198,054,500.71  104    2,867,111.70    54    1,601,206.46  159    5,030,367.69    317     9,498,685.85
                ===================================================================================================================

                                                                                                              4.3%            4.80%
                                                                                                             =====================


                                                     Repossession Analysis
                     Active Repos                Reversal        Current Month
                     Outstanding               (Redemption)        Repos               Cumulative Repos
                           Principal             Principal            Principal               Principal
                   #        Balance       #      Balance        #      Balance         #       Balance
------------------------------------------------------------------------------------------------------------------------------
Excluding Repos   124    3,688,276.84    -1    (83,204.48)     41    1,082,560.68     275   7,300,363.11

          Repos

          Total


OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   REPORT DATE: JUNE 6, 1997
REMITTANCE REPORT                                      POOL REPORT #11
REPORTING MONTH: MAY 31, 1997                          Page 4 of 6

REPOSSESSION LIQUIDATION REPORT

                           Liquidated                                                       Net
 Account    Customer        Principal       Sales           Insur.       Total          Repossession   Liquidation    Unrecov.
  Number     Name           Balance       Proceeds          Refunds      Proceeds         Expenses       Proceeds     Advances
-----------------------------------------------------------------------------------------------------------------------------------
091292-3     WILLIAMS        36,606.10       35,900.00       855.04      36,755.04          2,850.06    33,904.98        3,442.35
088630-9     PREWITT         22,878.66       21,400.00        61.88      21,461.88          4,253.45    17,208.43        1,464.30
094101-3     LAIL            49,378.42       50,274.00       118.64      50,392.64         12,996.68    37,395.96        4,568.49
094328-2     CRADDOCK        42,070.22       38,700.00       106.43      38,806.43          2,435.00    36,371.43        3,084.96
091787-2     AYERS           26,057.09       24,800.00       929.30      25,729.30          2,894.00    22,835.30        1,364.08
090903-6     HOSE            25,698.74       21,500.00     2,226.66      23,726.66          3,610.00    20,116.66        3,372.84
094465-2     RHEW            28,726.66       26,900.00     1,462.20      28,362.20          2,792.00    25,570.20        1,299.84
093134-5     MCCLENDON       28,397.35       27,900.00         0.00      27,900.00          3,357.60    24,542.40        2,120.40
092710-3     MILLER          46,891.61       45,900.00     2,594.86      48,494.86          4,153.27    44,341.59        4,062.40
000585-0     COVINGTON       10,493.11        5,000.00         0.00       5,000.00              0.00     5,000.00          951.00
093708-6     MCNEAL          13,777.28        3,100.00       776.52       3,876.52            586.44     3,290.08        1,505.04
091191-7     PAGE            32,553.59       29,900.00     2,316.65      32,216.65          3,222.00    28,994.65        1,843.60
089297-6     ARAUJO          30,424.57       28,900.00        61.64      28,961.64          4,673.00    24,288.64        2,563.54
088386-8     BOOTH           48,952.66       41,500.00     2,453.07      43,953.07          3,372.06    40,581.01        3,066.64
089324-8     RANDALL         35,463.67       31,500.00     1,497.63      32,997.63          2,797.26    30,200.37        2,729.65
092024-9     HENDERSON       26,365.43       26,900.00         0.00      26,900.00          2,133.49    24,766.51        1,520.80
092413-4     BANTIS          32,886.56       27,900.00     2,234.94      30,134.94          9,376.23    20,758.71        2,604.49
091926-6     KIRKPATRICK     31,697.49       27,900.00     1,861.45      29,761.45          3,306.50    26,454.95        1,536.50
091618-9     JOHNSON         16,815.94       15,000.00         0.00      15,000.00          1,049.21    13,950.79        1,331.10
                                                                              0.00                           0.00
                                                                              0.00                           0.00
                                                                              0.00                           0.00
                                                                              0.00                           0.00
                                                                              0.00                           0.00
                                                                              0.00                           0.00
                                                                              0.00                           0.00
                                                                              0.00                           0.00
                                                                              0.00                           0.00


                           ========================================================================================================
                              586,135.15      530,874.00    19,556.91     550,430.91         69,858.25   480,572.66       44,432.02
                           =========================================================================================================


                                     Net             Current
Account           Customer       Pass Thru          Period Net         Cumulative
 Number              Name         Proceeds         Gain/(Loss)    Gain/(Loss)
-----------------------------------------------------------------------------------
091292-3           WILLIAMS
088630-9           PREWITT        30,462.63        (6,143.47)
094101-3           LAIL           15,744.13        (7,134.53)
094328-2           CRADDOCK       32,827.47       (16,550.95)
091787-2           AYERS          33,286.47        (8,783.75)
090903-6           HOSE           21,471.22        (4,585.87)
094465-2           RHEW           16,743.82        (8,954.92)
093134-5           MCCLENDON      24,270.36        (4,456.30)
092710-3           MILLER         22,422.00        (5,975.35)
000585-0           COVINGTON      40,279.19        (6,612.42)
093708-6           MCNEAL          4,049.00        (6,444.11)
091191-7           PAGE            1,785.04       (11,992.24)
089297-6           ARAUJO         27,151.05        (5,402.54)
088386-8           BOOTH          21,725.10        (8,699.47)
089324-8           RANDALL        37,514.37       (11,438.29)
092024-9           HENDERSON      27,470.72        (7,992.95)
092413-4           BANTIS         23,245.71        (3,119.72)
091926-6           KIRKPATRICK    18,154.22       (14,732.34)
091618-9           JOHNSON        24,918.45        (6,779.04)
                                  12,619.69        (4,196.25)
                                       0.00             0.00
                                       0.00             0.00
                                       0.00             0.00
                                       0.00             0.00
                                       0.00             0.00
                                       0.00             0.00
                                       0.00             0.00
                                       0.00             0.00
                                       0.00             0.00


                                 ==================================================
                                 436,140.64      (149,994.51)        (1,002,965.10)
                                 ==================================================



OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT                            REPORT DATE: JUNE 6, 1997
REPORTING MONTH: MAY 31, 1997                POOL REPORT # 11

CERTIFICATE PRINCIPAL ANALYSIS               Page 5 of 6


PRINCIPAL

                              Original          Beginning       Current           Accelerated                           Ending
     Cert.                    Certificate       Certificate     Principal          Principal       Writedown          Certificate
     Class                     Balances           Balances       Payable         Distribution       Amounts            Balances
------------------------------------------------------------------------------------------------------------------------------------
A-1                          45,290,000.00      29,403,979.55  (1,721,773.84)             0.00            0.00        27,682,205.71
A-1 Outstanding Writedown             0.00               0.00           0.00              0.00            0.00                 0.00

A-2                          35,585,000.00      35,585,000.00           0.00              0.00            0.00        35,585,000.00
A-2 Outstanding Writedown             0.00               0.00           0.00              0.00            0.00                 0.00

A-3                          32,350,000.00      32,350,000.00           0.00              0.00            0.00        32,350,000.00
A-3 Outstanding Writedown             0.00               0.00           0.00              0.00            0.00                 0.00

A-4                          22,642,000.00      22,642,000.00           0.00              0.00            0.00        22,642,000.00
A-4 Outstanding Writedown             0.00               0.00           0.00              0.00            0.00                 0.00

A-5                          32,350,000.00      32,350,000.00           0.00              0.00            0.00        32,350,000.00
A-5 Outstanding Writedown             0.00               0.00           0.00              0.00            0.00                 0.00

A-6                          19,409,000.00      19,409,000.00           0.00              0.00            0.00        19,409,000.00
A-6 Outstanding Writedown             0.00               0.00           0.00              0.00            0.00                 0.00

B-1                          17,253,000.00      16,983,002.06           0.00              0.00            0.00        16,983,002.06
B-1 Outstanding Writedown             0.00               0.00           0.00              0.00            0.00                 0.00

B-2                          10,783,295.00      10,614,543.63           0.00              0.00            0.00        10,614,543.63
B-2 Outstanding Writedown             0.00               0.00           0.00              0.00            0.00                 0.00

Excess Asset Principal Balance        0.00         438,749.31           0.00              0.00            0.00           438,749.31


                            --------------------------------------------------------------------------------------------------------
                            215,662,295.00     199,776,274.55  (1,721,773.84)             0.00            0.00       198,054,500.71
                            ========================================================================================================


                                              Principal Paid
   Cert.                         Pool            Per $1,000
   Class                        Factor         Denomination
-------------------------------------------------------------


A-1                           61.12211%            38.02
A-1 Outstanding Writedown          0.00             0.00

A-2                          100.00000%             0.00
A-2 Outstanding Writedown          0.00             0.00

A-3                          100.00000%             0.00
A-3 Outstanding Writedown          0.00             0.00

A-4                          100.00000%             0.00
A-4 Outstanding Writedown          0.00             0.00

A-5                          100.00000%             0.00
A-5 Outstanding Writedown          0.00             0.00

A-6                          100.00000%             0.00
A-6 Outstanding Writedown          0.00             0.00

B-1                           98.43507%             0.00
B-1 Outstanding Writedown          0.00             0.00

B-2                           98.43507%             0.00
B-2 Outstanding Writedown          0.00             0.00

Excess Asset Principal Balance

OAKWOOD MORTGAGE INVESTORS, INC. 1996-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                   REPORT DATE: JUNE 6, 1997
REMITTANCE REPORT                                      POOL REPORT # 11
REPORTING MONTH: MAY 31, 1997
                                                       Page 6 of 6

CERTIFICATE INTEREST ANALYSIS

      Certificate             Remittance       Beginning       Current         Total        Interest          Ending
         Class                   Rate           Balance        Accrual         Paid         Shortfall         Balance
-----------------------------------------------------------------------------------------------------------------------------------
A-1                            5.79750%           0.00       146,793.24    146,793.24           0.00           0.00
A-1  Carryover Interest            0.00           0.00             0.00          0.00           0.00           0.00
A-1  Writedown Interest            0.00           0.00             0.00          0.00           0.00           0.00

A-2                            6.80000%           0.00       201,648.33    201,648.33           0.00           0.00
A-2  Carryover Interest            0.00           0.00             0.00          0.00           0.00           0.00
A-2  Writedown Interest            0.00           0.00             0.00          0.00           0.00           0.00

A-3                            7.10000%           0.00       191,404.17    191,404.17           0.00           0.00
A-3  Carryover Interest            0.00           0.00             0.00          0.00           0.00           0.00
A-3  Writedown Interest            0.00           0.00             0.00          0.00           0.00           0.00

A-4                            7.35000%           0.00       138,682.25    138,682.25           0.00           0.00
A-4  Carryover Interest            0.00           0.00             0.00          0.00           0.00           0.00
A-4  Writedown Interest            0.00           0.00             0.00          0.00           0.00           0.00

A-5                            7.65000%           0.00       206,231.25    206,231.25           0.00           0.00
A-5  Carryover Interest            0.00           0.00             0.00          0.00           0.00           0.00
A-5  Writedown Interest            0.00           0.00             0.00          0.00           0.00           0.00

A-6                            8.00000%           0.00       129,393.33    129,393.33           0.00           0.00
A-6  Carryover Interest            0.00           0.00             0.00          0.00           0.00           0.00
A-6  Writedown Interest            0.00           0.00             0.00          0.00           0.00           0.00

B-1                            8.39200%           0.00       118,767.79    118,767.79           0.00           0.00
B-1  Carryover Interest            0.00           0.00             0.00          0.00           0.00           0.00
B-1  Writedown Interest            0.00           0.00             0.00          0.00           0.00           0.00

B-2                            9.64400%           0.00        85,305.55     85,305.55           0.00           0.00
B-2  Carryover Interest            0.00           0.00             0.00          0.00           0.00           0.00
B-2  Writedown Interest            0.00           0.00             0.00          0.00           0.00           0.00

X                                           512,610.70       395,231.24    328,476.86      66,754.38     579,365.08

Service Fee                                                  166,480.23    166,480.23           0.00           0.00
                                 ----------------------------------------------------------------------------------
                                            512,610.70     1,779,937.38  1,713,183.00      66,754.38     579,365.08




                      Interest Paid
      Certificate      Per $1,000         Cert.      TOTAL
         Class         Denomination       Class   DISTRIBUTION
--------------------------------------------------------------
A-1                         4.99          A-1     1,868,567.08
A-1  Carryover Interest     0.00
A-1  Writedown Interest     0.00

A-2                         5.67          A-2      201,648.33
A-2  Carryover Interest     0.00
A-2  Writedown Interest     0.00

A-3                         5.92          A-3      191,404.17
A-3  Carryover Interest     0.00
A-3  Writedown Interest     0.00

A-4                         6.13          A-4      138,682.25
A-4  Carryover Interest     0.00
A-4  Writedown Interest     0.00

A-5                         6.38          A-5      206,231.25
A-5  Carryover Interest     0.00
A-5  Writedown Interest     0.00

A-6                         6.67          A-6      129,393.33
A-6  Carryover Interest     0.00
A-6  Writedown Interest     0.00

B-1                         6.99          B-1      118,767.79
B-1  Carryover Interest     0.00
B-1  Writedown Interest     0.00

B-2                         8.04          B-2       85,305.55
B-2  Carryover Interest     0.00
B-2  Writedown Interest     0.00

X                                          X       328,476.86

Service Fee                                        166,480.23
                                                 ------------
                                                 3,434,956.84


CUMULATIVE UNPAID "X"       579,365.08
CUMULATIVE UNPAID TURBO     423,600.00
                          ------------
CUMULATIVE TOTAL LOSSES   1,002,965.08
                          ------------